Exhibit-99.28(e)(i)

UNDERWRITING AGREEMENT

          THIS AGREEMENT is made as of July 1, 2010 by and between BNY MELLON DISTRIBUTORS, INC. (formerly known as PFPC Distributors, Inc.), a Massachusetts corporation (“BNY Distributors”), and OLD WESTBURY FUNDS, INC., a Maryland corporation (the “Fund”).

W I T N E S S E T H:

          WHEREAS, the Fund, which is advised by Bessemer Investment Management LLC (the “Adviser”), is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and is currently offering shares of common stock (such shares of all series are hereinafter called the “Shares”), representing interests in investment portfolios of the Fund identified on Exhibit A hereto (the “Portfolios”) which are registered with the Securities and Exchange Commission (the “SEC”) pursuant to the Fund’s Registration Statement on Form N-1A (the “Registration Statement”);

          WHEREAS, the Fund and PFPC Distributors are parties to that certain underwriting agreement dated April 3, 2006, as amended (“PFPC Underwriting Agreement”), which automatically terminates as of the closing of the sale of PNC Global Investment Servicing, Inc., the indirect parent of PFPC Distributors, Inc. to The Bank of New York Mellon Corporation by the PNC Financial Services Group, Inc. (the “Transaction”); and

          WHEREAS, the Fund, upon the termination of the PFPC Underwriting Agreement on the closing of the Transaction, wishes to retain BNY Distributors to serve as distributor for the Fund and the Portfolios to provide for the sale and distribution of the Shares of the Portfolios identified on Exhibit A and for such additional classes or series as the Fund may issue, and BNY Distributors wishes to furnish such services.

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Definitions. As used in this Agreement:

	(a)	“1933 Act” means the Securities Act of 1933, as amended.

	(b)	“1934 Act” means the Securities Exchange Act of 1934, as amended.

(c)

“Authorized Person” means any officer of the Fund, and any other person, duly authorized by the Fund’s Board of Directors or Trustees to give Oral Instructions and Written Instructions on behalf of the Fund. An Authorized Person’s scope of authority may be limited by setting forth such limitation in a written document signed by both parties hereto.

	(d)	“FINRA” means the Financial Industry Regulatory Authority.

(e)

“Oral Instructions” mean oral instructions received by BNY Distributors from an Authorized Person or from a person reasonably believed by BNY Distributors, on the basis of written documentation provided by the Fund or the Adviser, to be an Authorized Person.

(f)

“Registration Statement” means any Registration Statement and any Prospectus and any Statement of Additional Information relating to the Fund filed with the SEC and any amendments or supplements thereto at any time filed with the SEC.

	(g)	“Securities Laws” mean the 1933 Act, the 1934 Act, and the 1940 Act.

(h)

“Written Instructions” mean (i) written instructions signed by an Authorized Person or from a person reasonably believed by BNY Distributors, on the basis of written documentation provided by the Fund or the Adviser, to be an Authorized Person, and received by BNY Distributors or (ii) sent via e-mail by an Authorized Person or received from a person reasonably believed by BNY Distributors, on the basis of written documentation provided by the Fund or the Adviser, to be an Authorized Person, and opened by BNY Distributors or (iii) trade instructions transmitted (and received by BNY Distributors) by means of an electronic transaction reporting system access to which requires use of a password or other authorized identifier. The instructions may be delivered electronically (with respect to sub-items (ii) or (iii) above) or by hand, mail, tested telegram, cable, telex or facsimile sending device.

2.

Appointment. Effective on the later of July 1, 2010 or the closing of the Transaction (the “Effective Date”), the Fund hereby appoints BNY Distributors to serve as the distributor of its Shares in accordance with the terms set forth in this Agreement. BNY Distributors accepts such appointment and agrees to furnish such services, effective as of the Effective Date. The Fund understands that BNY Distributors is now, and may in the future be, the distributor of the shares of several investment companies or series (collectively, the “Investment Entities”), including Investment Entities having investment objectives similar to those of the Fund. The Fund further understands that investors and potential investors in the

Fund may invest in shares of such other Investment Entities. The Fund agrees that BNY Distributors’ duties to such Investment Entities shall not per se be deemed in conflict with its duties to the Fund under this Agreement.

3.	Delivery of Documents.

The Fund agrees to advise BNY Distributors as soon as reasonably practical by a notice in writing delivered to BNY Distributors:

	(i)	of any request by the SEC for amendments to the Registration Statement, Prospectus or Statement of Additional Information then in effect or for additional information;

(ii)

in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, Prospectus or Statement of Additional Information then in effect or the initiation by service of process on the Fund of any proceeding for that purpose;

(iii)

of the happening of any event of which the Fund becomes aware that makes untrue any statement of a material fact made in the Registration Statement, Prospectus or Statement of Additional Information then in effect or that requires the making of a change in such Registration Statement, Prospectus or Statement of Additional Information in order to make the statements therein not misleading; and

	(iv)	of any adverse action of the SEC with respect to any amendment to any Registration Statement, Prospectus or Statement of Additional Information which may from time to time be filed with the SEC.

For purposes of this paragraph, informal requests by or acts of the staff of the SEC, including non-material comments given in the course of the review process, shall not be deemed actions of or requests by the SEC.

4.

Compliance with Rules and Regulations. BNY Distributors undertakes to comply with all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by BNY Distributors hereunder. Except as specifically set forth herein, BNY Distributors assumes no responsibility for such compliance by the Fund or any other entity.

5.	Instructions.

(a) Unless otherwise provided in this Agreement, BNY Distributors shall act only upon Oral Instructions or Written Instructions.

(b)

BNY Distributors shall be entitled to rely upon any Oral Instruction or Written Instruction it receives pursuant to this Agreement. BNY Distributors may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund’s Board of Directors or Trustees or of the Fund’s shareholders, unless and until BNY Distributors receives Oral Instructions or Written Instructions to the contrary.

(c)

The Fund agrees to forward to BNY Distributors Written Instructions confirming Oral Instructions so that BNY Distributors receives the Written Instructions promptly after such Oral Instructions are received. The fact that such confirming Written Instructions are not received by BNY Distributors or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions and executed by BNY Distributors prior to the receipt of any contrary Written Instructions (and a reasonable opportunity to act thereon) or BNY Distributors’ ability to have relied upon such Oral

Instructions in connection with such transactions.

6.	Right to Receive Advice.

(a)

Advice of the Fund. If BNY Distributors is in doubt as to any action it should or should not take, BNY Distributors may request directions or advice, including Oral Instructions or Written Instructions, from the Fund.

(b)

Advice of Counsel. If BNY Distributors shall be in doubt as to any question of law pertaining to any action it should or should not take, BNY Distributors may request advice from counsel of its own choosing (who may be counsel for the Fund, the Adviser or BNY Distributors, at the option of BNY Distributors).

(c)

Conflicting Advice. In the event of a conflict between directions or advice or Oral Instructions or Written Instructions BNY Distributors receives from the Fund and the advice BNY Distributors receives from counsel selected by it, BNY Distributors may rely upon and follow the advice of such counsel; provided that BNY Distributors shall provide reasonable prior written notice to the Fund of any such advice that conflicts with such Oral Instructions or Written Instructions. The Fund shall, upon receipt of such notice, promptly notify BNY Distributors in writing of its objection, if any, to any actions or any omissions to act BNY Distributors proposes to take pursuant to counsel’s advice. In the event the Fund has so notified BNY Distributors in writing of its objection, BNY Distributors and the Fund shall promptly consult in good faith to reach agreement on the actions or omissions that are the subject of the Fund’s objection. In the event, after such consultations, BNY Distributors and the Fund are unable to agree on the actions or omissions in question, BNY Distributors and the Fund shall consult independent counsel mutually acceptable to BNY Distributors and the Fund, and BNY Distributors may follow and rely upon the advice of such independent counsel.

(d)

Protection of BNY Distributors. BNY Distributors shall be indemnified by the Fund and without liability for any action BNY Distributors takes or does not take in reliance upon directions or advice or Oral Instructions or Written Instructions BNY Distributors receives from or on behalf of the Fund or from counsel (subject to BNY Distributors’ adherence to the provisions of Section 6(c)), and which BNY Distributors believes, in good faith, to be consistent with those directions or advice and Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon BNY Distributors (i) to seek such directions or advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such advice or Oral Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of BNY Distributors’ properly taking or not taking such action.

7.

Records; Visits. The books and records pertaining to the Fund and the Portfolios which are in the possession or under the control of BNY Distributors shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act, the other Securities Laws and other applicable laws, rules and regulations. The Fund and Authorized Persons shall have access to such books and records at all times during BNY Distributors’ normal business hours. Upon the request of the Fund, copies of any such books and records shall be provided by BNY Distributors to the Fund or to an Authorized Person, at the Fund’s expense, within a reasonable timeframe.

8.	Confidentiality.

(a)

Each party shall keep confidential any information relating to the other party’s business (“Confidential Information”). Confidential Information shall include (i) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or BNY Distributors, their respective subsidiaries and affiliated companies; (ii) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or BNY Distributors a competitive advantage over its competitors; (iii) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (iv) anything designated as confidential. Notwithstanding the foregoing, information shall not be Confidential Information and shall not be subject to such confidentiality obligations if it: (i) is already known to the receiving party and not subject to a duty of confidentiality at the time it is obtained; (ii) is or becomes publicly known or available through no wrongful act of the receiving party; (iii) is rightfully received from a third party who, to the best of the receiving party’s knowledge, is not under a duty of confidentiality; (iv) is released by the protected party to a third party without restriction; (v) is requested or required to be disclosed by the receiving party pursuant to a court order, subpoena, governmental or regulatory agency request or law (provided the receiving party will provide the other party written notice of the same, to the extent such notice is permitted); (vi) is relevant to the defense of any claim or cause of action asserted against the receiving party by the protected party; (vii) is necessary for BNY Distributors to release such information in connection with the provision of services under this Agreement or to enable BNY Distributors to engage an independent third party to perform an assessment of BNY Distributors’ policies and procedures; or (viii) has been or is independently developed or obtained by the receiving party.

(b)

Notwithstanding any provision herein to the contrary, each party hereto agrees that any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P (“Regulation S-P”), promulgated under the Gramm-Leach-Bliley Act (the “Act”), disclosed by a party hereunder is for the specific purpose of permitting the other party to perform the services set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with Regulation S-P and the Act and that it will not disclose any Nonpublic Personal Information received in connection with this Agreement to any other party, except to the extent as necessary to carry out the services set forth in this Agreement or as otherwise permitted by Regulation S-P or the Act.

9.

Compensation. As compensation for services rendered by BNY Distributors under this Agreement, the Fund will pay to BNY Distributors the fees set forth in that certain fee letter of even date herewith, as such fee letter may be amended by the Fund and BNY Distributors from time to time. The Fund acknowledges that BNY Distributors may receive float benefits and/or investment earnings in connection with maintaining certain accounts required to provide services under this Agreement.

10.	Indemnification.

(a)

The Fund agrees to indemnify and hold harmless BNY Distributors and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, attorneys’ fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) arising directly or indirectly from any action or omission to act which BNY Distributors takes in connection with the provision of services to the Fund; provided that neither BNY Distributors, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) caused by BNY Distributors’ or its affiliates’ own willful misfeasance, bad faith, negligence or failure to perform its respective duties and obligations under this Agreement in any material respect. Any amounts payable by the Fund hereunder shall be satisfied only against the relevant Portfolio’s assets and not against the assets of any other investment portfolio of the Fund.

(b)

The Fund agrees to indemnify and hold harmless BNY Distributors, its officers, directors, and employees, and any person who controls BNY Distributors within the meaning of Section 15 of the 1933 Act, free and harmless (a) from and against any and all claims, costs, expenses (including reasonable attorneys’ fees) losses, damages, charges, payments and liabilities of any sort or kind which BNY Distributors, its officers, directors, employees or any such controlling person may incur under the 1933 Act, under any other statute, at common law or otherwise, arising out of or based upon: (i) any untrue statement, or alleged untrue statement, of a material fact contained in the Fund’s Registration Statement, Prospectus, Statement of Additional Information, or sales literature (including amendments and supplements thereto), or (ii) any omission, or alleged omission, to state a material fact required to be stated in the Fund’s Registration Statement, Prospectus, Statement of Additional Information or sales literature (including amendments or supplements thereto), necessary to make the statements therein, in light of the circumstances in which made, not misleading, provided, however, that insofar as losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished to the Fund by BNY Distributors or its affiliated persons for use in the Fund’s Registration Statement, Prospectus, or Statement of Additional Information or sales literature (including amendments or supplements thereto), such indemnification shall not be applicable; and (b) from and against any and all such claims, demands, liabilities and expenses (including reasonable attorney’s fees) which BNY Distributors, its officers and directors, or such controlling person, may incur in connection with this Agreement or BNY Distributors’ performance hereunder (but excluding such claims, demands, liabilities and expenses (including reasonable attorney’s fees) arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any Registration Statement or any Prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any Registration Statement or any Prospectus or necessary to make the statements in either thereof, in light of the circumstances in which made, not misleading), unless such claims, demands, liabilities and expenses (including such reasonable attorney’s fees) arise by reason of BNY Distributors’ willful misfeasance, bad faith, negligence or failure to perform its respective duties and obligations under this Agreement in any material respect. Any amounts payable by the Fund hereunder shall be satisfied only against the relevant Portfolio’s assets and not against the assets of any other investment portfolio of the Fund. The Fund acknowledges and agrees that in the event that BNY Distributors, at the request of the Fund, is required to give indemnification comparable to that set forth in this paragraph to any broker-dealer selling Shares of the Fund or servicing agent servicing the shareholders of the Fund and such broker-dealer or servicing agent shall make a claim for indemnification against BNY Distributors, BNY Distributors may make a similar claim for indemnification against the Fund.

(c)

BNY Distributors agrees to indemnify and hold harmless the Fund, its several officers and Board Members and each person, if any, who controls a Portfolio within the meaning of Section 15 of the 1933 Act against any and all claims, costs, expenses (including reasonable attorneys’ fees), losses, damages, charges, payments and liabilities of any sort or kind which the Fund, its officers, Board Members or any such controlling person may incur under the 1933 Act, under any other statute, at common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its officers or Board Members, or any controlling person resulting from such claims or demands arose out of the acquisition of any Shares by any person which may be based upon any untrue statement, or alleged untrue statement, of a material fact contained in the Fund’s Registration Statement, Prospectus or Statement of Additional Information (including amendments and supplements thereto), or any omission, or alleged omission, to state a material fact required to be stated

therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished or confirmed in writing to the Fund by BNY Distributors or its affiliated persons (as defined in the 1940 Act). The foregoing rights of indemnification shall be in addition to any other rights to which the Fund or any such person shall be entitled to as a matter of law.

(d)	(i)

Notice of Claim. A party that seeks indemnification under Section 10 (a), (b) or (c) (“Indemnifying Party”) must promptly give the other party (“Indemnified Party”) notice of any legal action. However, a delay in notice does not relieve an indemnifying party of any liability to an Indemnified Party, except to the extent the Indemnifying Party shows that the delay materially prejudiced the defense of the action.

(ii)

Participating or Assuming the Defense. The Indemnifying Party may participate in the defense at any time or it may assume the defense by giving notice to the Indemnified Party. After assuming the defense, the Indemnifying Party:

	1.	shall select an attorney that is reasonably satisfactory to the Indemnified Party;

2.

shall not be liable to the Indemnified Party for any later attorney’s fees or for any other later expenses that the Indemnified Party incurs, except for reasonable investigation costs (unless counsel for the Indemnifying Party concludes that there is a conflict of interest between the Indemnifying Party and the Indemnified Party that requires the Indemnified party to retain separate counsel);

		3.	shall not compromise or settle the action without the Indemnified Party’s consent, which consent shall not be unreasonably withheld or delayed; and

		4.	shall not be liable for any compromise or settlement made without its consent.

(iii)

Failing to Assume the Defense; Conflict of Interest. If the Indemnifying Party fails to assume the defense of any such action within a reasonable time after receiving notice of the action, or counsel for the Indemnifying Party determines that the Indemnified Party requires separate counsel, the Indemnifying Party shall reimburse the Indemnified Party for the reasonable fees and expenses of counsel retained by the Indemnified Party. Notwithstanding the foregoing, the Indemnified Party shall not confess judgment or otherwise settle or compromise any action in respect of which the Indemnifying Party will be asked to provide indemnification hereunder without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

11.	Responsibility of BNY Distributors.

(a)

BNY Distributors shall be under no duty to take any action hereunder on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by BNY Distributors and the Fund in a written amendment hereto. BNY Distributors shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing services provided for under this Agreement. BNY Distributors shall be liable only for any damages arising out of BNY Distributors’ failure to perform its duties under this Agreement to the extent such damages arise out of BNY Distributors’ willful misfeasance, bad faith, negligence or failure to perform its respective duties and obligations under this Agreement in any material respect.

(b)

Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) BNY Distributors shall not be liable for losses beyond its control, including, without limitation, delays or errors or loss of data occurring by reason of circumstances beyond BNY Distributors’ control, provided that BNY Distributors has acted in accordance with the standard set forth in Section 11(a) above; and (ii) BNY Distributors shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which BNY Distributors reasonably believes to be genuine.

(c)

Notwithstanding anything in this Agreement to the contrary, neither BNY Distributors nor its affiliates shall be liable for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by BNY Distributors or its affiliates.

(d)	No party may assert a cause of action against BNY Distributors or any of its affiliates that allegedly occurred more than twenty four (24) months after signing of the audit opinion of the Fund for the financial year during which facts are known to the Fund that should have alerted it that a basis for such cause of action existed.

	(d)	Each party shall have a duty to mitigate damages for which the other party may become responsible.

	(e)	The provisions of this Section 11 shall survive termination of this Agreement.

(f)

Notwithstanding anything in this Agreement to the contrary, BNY Distributors shall have no liability either for any error or omission of any of its predecessors as servicer on behalf of the Fund or for any failure to discover any such error or omission.

12.	Duties and Obligations of the Fund.

(a)

The Fund represents to BNY Distributors that all Registration Statements and Prospectuses filed by the Fund with the SEC under the 1933 Act with respect to the Shares have been prepared in conformity with the requirements of the 1933 Act and the rules and regulations of the SEC thereunder. Except as to information included in the Registration Statement in reliance upon information provided to the Fund by BNY Distributors or any affiliate of BNY Distributors for use in the Registration Statement, the Fund represents and warrants to BNY Distributors that any Registration Statement, when such Registration Statement becomes effective, will contain all statements required to be stated therein in conformity with the 1933 Act and the rules and regulations of the SEC; that all statements of fact contained in any such Registration Statement will be true and correct in all material respects when such Registration Statement becomes effective; and that no Registration Statement when such Registration Statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which made, not materially misleading to a purchaser of the Shares. BNY Distributors may but shall not be obligated to propose from time to time such amendment or amendments to any Registration Statement and such supplement or supplements to any Prospectus as, in the light of future developments, may, in the opinion of the BNY Distributors’ counsel, be necessary or advisable. BNY Distributors shall promptly notify the Fund of any advice given to it by its counsel regarding the necessity or advisability of amending or supplementing such Registration Statement. If the Fund shall not propose such amendment or amendments and/or supplement or supplements within thirty (30) days after receipt by the Fund of a written request from BNY Distributors to do so, BNY Distributors may, at its option, terminate this Agreement upon thirty (30) days’ prior written notice to the Fund. The Fund shall not file any amendment to any Registration Statement or supplement to any Prospectus without giving BNY Distributors reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Fund’s right to file at any time such amendments to any Registration Statements and/or supplements to any Prospectus, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional. The Fund authorizes BNY Distributors to use any current Prospectus or Statement of Additional Information in the form furnished from time to time in connection with the sale of the Shares.

(b)

The Fund represents and warrants to BNY Distributors that the Fund is a series of investment company registered under the 1940 Act and the Shares sold by each Portfolio are, and will be, registered under the 1933 Act.

(c)

The net asset value of the Shares shall be determined in the manner provided in the then current Prospectus and Statement of Additional Information relating to the Shares, and when determined shall be applicable to all transactions as provided in the Prospectus. The net asset value of the Shares shall be calculated by the Fund or by another entity on behalf of the Fund. BNY Distributors shall have no duty to inquire into, or liability for, the accuracy of the net asset value per Share as calculated.

(d)

Whenever in its judgment such action is warranted by unusual market, economic or political conditions or abnormal circumstances of any kind, the Fund may decline to accept any orders for, or make any sales of, the Shares until such time as the Fund deems it advisable to accept such orders and to make such sales, and the Fund shall advise BNY Distributors promptly of any such determination.

(e)

The Fund agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as BNY Distributors may designate. The Fund shall notify BNY Distributors in writing of the states in which the Shares may be sold and shall notify BNY Distributors in writing of any changes to the information contained in the previous notification.

13.	Duties and Obligations of BNY Distributors.

(a)

BNY Distributors will act on behalf of the Fund for the distribution of the Shares covered by the Registration Statement under the 1933 Act and provide the distribution services outlined below, and otherwise described herein, and as follows: (i) subject to any limitations imposed by the Fund or the Adviser, preparation and execution of sales or servicing agreements, (ii) preparation of quarterly 12b-1 Reports to the Board, and (iii) if required, literature review, recommendations and submission to FINRA.

(b)

BNY Distributors shall use efforts deemed appropriate by BNY Distributors to solicit orders for the sale of the Shares and will undertake such advertising and promotion requested by the Fund and as it believes reasonable in connection with such solicitation. To the extent that BNY Distributors receives fees under any plan adopted by the Fund pursuant to Rule 12b-1 under the 1940 Act, BNY Distributors shall furnish and/or enter into arrangements with others for the furnishing of marketing or sales services with respect to the Shares as may be required pursuant to such plan. To the extent that BNY Distributors receives shareholder services fees under any shareholder services plan adopted by the Fund, BNY Distributors shall furnish and/or enter into arrangements with others for the furnishing of, personal and/or account maintenance services with respect to the relevant shareholders of the Fund as may be required pursuant to such plan. It is contemplated that BNY Distributors may, if authorized in each instance by the Fund or the Adviser, enter into sales or servicing agreements with securities dealers, financial institutions and other industry professionals, such as investment advisers, accountants and estate planning firms. BNY Distributors will require each dealer with whom BNY Distributors has a selling agreement to conform to the applicable provisions of the Prospectus, with respect to the public offering price of the Shares and the other limitations with respect to permitted shareholders, and BNY Distributors shall not cause the Fund to withhold the placing of purchase orders so as to make a profit thereby.

(c)

BNY Distributors shall not utilize any materials in connection with the sale or offering of Shares except the Fund’s current Prospectus and Statement of Additional Information and such other materials as the Fund shall provide or approve. The Fund agrees to furnish BNY Distributors with sufficient copies of any and all: agreements, plans, communications with the public or other materials which the Fund intends to use in connection any sales of Shares, in adequate time for BNY Distributors to file and clear such materials with the proper authorities before they are put in use. BNY Distributors and the Fund may agree that any such material does not need to be filed subsequent to distribution. In addition, the Fund agrees not to use any such materials until so filed and cleared for use, if required, by appropriate authorities.

(d)

BNY Distributors will transmit any orders received by it for purchase or redemption of the Shares to the transfer agent for the Fund. BNY Distributors will have no liability for payment for the purchase of Shares sold pursuant to this Agreement or with respect to redemptions or repurchases of Shares.

(e)

No Shares shall be offered by either BNY Distributors or the Fund under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Fund if and so long as effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current Prospectus as required by Section 5(b)(2) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this paragraph shall in any way restrict or have any application to or bearing upon the Fund’s obligation to redeem Shares tendered for redemption by any shareholder in accordance with the provisions of the Fund’s Registration Statement, Articles of Incorporation, or bylaws.

14.	Duration and Termination. This Agreement shall become effective as of the

Effective Date and, unless sooner terminated as provided herein, shall continue for an initial one-year term and thereafter shall be renewed for successive one-year terms, provided such continuance is specifically approved at least annually by (i) the Fund’s Board of Directors or (ii) by a vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of the Fund, provided that in either event the continuance is also approved by a majority of the Board Members who are not parties to this Agreement and who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty, on at least sixty (60) days’ written notice, by the Fund’s Board of Directors or by vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of the Fund or, on at least six months’ prior written notice, by BNY Distributors. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder). In the event the Fund gives notice of termination, all expenses associated with movement (or duplication) of records and materials and conversion thereof to a successor transfer agent or other service provider, and all reasonable expenses incurred by BNY Distributors and necessary to effect the foregoing conversion, will be borne by the Fund.

15.

Notices. Notices shall be addressed (a) if to BNY Distributors, at 301 Bellevue Parkway, Wilmington, Delaware 19809, Attention: President (or such other address as BNY Distributors may inform the Fund in writing); (b) if to the Fund,

c/o Bessemer Investment Management LLC, 630 Fifth Avenue, New York, New York 10111, Attention: President, with a copy to the General Counsel at the same address; or (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

16.	Amendments. This Agreement, or any term thereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

17.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18.	Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

19.	Miscellaneous.

(a)

This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties.

(b)

Notwithstanding anything in this Agreement to the contrary, the Fund agrees to notify BNY Distributors of any modifications made to the Fund’s Registration Statement or policies that will affect BNY Distributors’ responsibilities under this Agreement; provided that, BNY Distributors shall not be bound by any such modifications that would affect materially the obligations or responsibilities of BNY Distributors hereunder unless BNY Distributors shall have accepted such modifications, which acceptance shall not be unreasonably withheld or delayed.

(c)	The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(d)	This Agreement shall be deemed to be a contract made in Delaware and governed by New York law, without regard to principles of conflicts of law.

(e)	If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

(f)	This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(g)

Except as expressly provided in this Agreement, BNY Distributors hereby disclaims all representations and warranties, express or implied, made to the Fund or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. BNY Distributors disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

(h)	The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

(i)	The Fund will provide such information and documentation as BNY Distributors may reasonably request in connection with services provided by BNY Distributors to the Fund.

(j)

To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003. Certain of BNY Distributors and certain of its affiliates are financial institutions, and BNY Distributors may, as a matter of policy, request (or may have already requested) the Fund’s name, address and taxpayer identification number or other government-issued identification number, and, if such party is a natural person, that party’s date of birth. BNY Distributors may also ask (and may have already asked) for additional identifying information, and BNY Distributors may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

[Remainder of page intentionally left blank. Signature page follows.]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

OLD WESTBURY FUNDS, INC.

By:	/s/ Marc D. Stern

Name: Marc D. Stern

Title: President

Date: June 23, 2010

BNY MELLON DISTRIBUTORS INC.

By:	/s/ T. Deck

Name: Tom Deck

Title: President

Date: June 22, 2010

EXHIBIT A

          THIS EXHIBIT A, dated as of July 1, 2010, is Exhibit A to that certain Underwriting Agreement dated as of July 1, 2010, between BNY Mellon Distributors Inc. and Old Westbury Funds, Inc.

PORTFOLIOS

Old Westbury U.S. Large Cap Fund
Old Westbury Non-U.S. Large Cap Fund
Old Westbury Global Opportunities Fund
Old Westbury Fixed Income Fund
Old Westbury Municipal Bond Fund
Old Westbury Global Small& Mid Cap Fund
Old Westbury Real Return Fund